Exhibit 10.2

SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is made and entered into as of May 7, 2021, by and among Hennessy Capital Investment Corp. V, a Delaware corporation (“HCIC”), PlusAI Corp, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), Plus Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands ( “Plus Holdings”) and the individuals whose names appear on the signature pages hereto who are or hereafter may become shareholders of the Company and/or Plus Holdings (each such shareholder, a “Requisite Shareholder” and, collectively, the “Requisite Shareholders”). HCIC, Company, Plus Holdings and the Requisite Shareholders are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. On May 7, 2021, HCIC, Prime Merger Sub I, Inc., an exempted company incorporated with limited liability in the Cayman Islands (“First Merger Sub”), Prime Merger Sub II, Inc., a Delaware corporation (“Second Merger Sub”), Plus Inc., an exempted company incorporated with limited liability in the Cayman Islands (“PubCo”), Plus Holdings and the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) the Company and Plus Holdings will cause Prime Merger Sub Ltd. a wholly-owned subsidiary of Plus Holdings, to merge with and into the Company (the “F-Reorg Merger”), with the Company surviving as the wholly-owned subsidiary of Plus Holdings; (b) First Merger Sub, a direct, wholly-owned subsidiary of PubCo, will merge with and into the Company (the “First Merger”), with Plus Holdings surviving as a wholly-owned subsidiary of PubCo, and (c) Second Merger Sub will merge with and into HCIC (the “Second Merger” and, together with the F-Reorg Merger and the First Merger, the “Mergers”), with HCIC surviving as a wholly-owned subsidiary of PubCo. Each Plus Holdings Ordinary Share issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the number of PubCo Class A Ordinary Shares equal to the Exchange Ratio, and each Plus Holdings Series A-3 Preferred Share of Plus Holdings issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the number of PubCo Class B Ordinary Shares equal to the Exchange Ratio (such transaction, together with the Mergers and other transactions contemplated by the Merger Agreement, the “Transactions”).

B. The Requisite Shareholders agree to enter into this Agreement with respect to all Company Shares and Plus Holdings Shares of which the Requisite Shareholders now or hereafter have beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. As of the date hereof, the Requisite Shareholders are the owners of, and/or have voting power (including, without limitation, by proxy or power of attorney) over, such number and class of Company Shares as are indicated opposite each of their names on Schedule A attached hereto (all such Company Shares, together with any shares in the Company or Plus Holdings of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Requisite Shareholder during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Subject Shares”).

D. As a condition to the willingness of HCIC to enter into the Merger Agreement and as an inducement and in consideration therefor, the Requisite Shareholders have agreed to enter into this Agreement.

E. Each of HCIC and each Requisite Shareholder has determined that it is in its best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.01 thereof and (c) as to any Requisite Shareholder, the Termination Date.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Shares.

2.1 No Transfer of Subject Shares. Until the Expiration Time, each Requisite Shareholder agrees not to (a) Transfer any Subject Shares or (b) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing (a) if a Requisite Shareholder is an individual, such Requisite Shareholder may Transfer any such Subject Shares (i) to any member of such Requisite Shareholder’s immediate family, or to a trust for the benefit of such Requisite Shareholder or any member of such Requisite Shareholder’s immediate family, the sole trustees of which are such Requisite Shareholder or any member of such Requisite Shareholder’s immediate family or (ii) by will, other testamentary document or under the laws of intestacy upon the death of such Requisite Shareholder or (b) if a Requisite Shareholder is an entity, such Requisite Shareholder may Transfer any Subject Shares to any partner, member, or affiliate of such Requisite Shareholder in accordance with the terms of the Company Charter or the Plus Holdings Charter; provided, that in each case such transferee of such Subject Shares evidences in a writing, in form and substance reasonably satisfactory to HCIC, Plus Holdings and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as such transferring Requisite Shareholder, prior and as a condition to the occurrence of such Transfer.

2.2 Additional Purchases. Until the Expiration Time, each Requisite Shareholder agrees that any Subject Shares that such Requisite Shareholder purchases, that are issued to such Requisite Shareholder by the Company or Plus Holdings, that are otherwise hereinafter acquired by such Requisite Shareholder or with respect to which such Requisite Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by such Requisite Shareholder as of the date hereof. Each of the Requisite Shareholders agrees, while this Agreement is in effect, to notify HCIC, Plus Holdings and the Company promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by such Requisite Shareholder, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares. Hereafter until the Expiration Time, each Requisite Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company or Plus Holdings (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company or Plus Holdings requested by the Company Board or Plus Holdings Board or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after the Company or Plus Holdings, as applicable, requests such delivery), such Requisite Shareholder shall: if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Requisite Shareholder shall vote all of the Subject Shares to which such Requisite Shareholder has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Subject Shares: (a) (i) to approve and adopt the Merger Agreement, the Plan of Merger, the Transactions and the adoption by the Company and/or Plus Holdings of an employee stock ownership plan and (ii) in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Plan of Merger, the Transactions or the adoption by the Company and/or Plus Holdings of an employee stock ownership plan is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Requisite Shareholder’s Subject Shares held at such time in favor of the foregoing and (b) against and withhold consent with respect to any merger, purchase or divestiture of all or substantially all of the Company’s or Plus Holdings’s assets or other business combination transaction (other than the Merger Agreement and the Transactions), and any other proposal that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of the closing conditions of the Company, Plus Holdings, PubCo, First Merger Sub, or Second Merger Sub under the Merger Agreement not being satisfied, or otherwise result in a breach of any of the representations, warranties, covenants or other obligations or agreements of the Company, Plus Holdings, PubCo, First Merger Sub, or Second Merger Sub; provided, however, that such Requisite Shareholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of PubCo Shares being issued to holders of Plus Holdings Shares as contemplated by the Merger Agreement. No Requisite Shareholder shall take or omit to take, or commit or agree to take or omit to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Additional Agreements.

4.1 No Challenges. Each Requisite Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against HCIC, First Merger Sub, Second Merger Sub, PubCo, Plus Holdings, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement or any other agreement in connection with the Transactions.

4.2 Further Actions. Each Requisite Shareholder agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Requisite Shareholder contained in this Agreement inaccurate in any material respect. Each of Requisite Shareholder further agrees that it shall use its reasonable best efforts to cooperate with HCIC, Plus Holdings and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by HCIC, Plus Holdings or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

4.3 Consent to Disclosure. Each Requisite Shareholder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by HCIC, Plus Holdings or the Company to any Governmental Authority or to securityholders of HCIC) of such Requisite Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Requisite Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by HCIC, Plus Holdings or the Company, a copy of this Agreement. Each Requisite Shareholder will promptly provide any information reasonably requested by HCIC, Plus Holdings or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

5. Representations and Warranties of the Requisite Shareholders. Each Requisite Shareholder hereby represents and warrants to HCIC as follows:

5.1 Due Authority. Such Requisite Shareholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Requisite Shareholder (and, if such Shareholder is married and any of such Shareholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Shareholder’s spouse), and constitutes a valid and binding agreement of such Requisite Shareholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

5.2 Ownership of the Company Shares. Such Requisite Shareholder is either (a) the owner of the Company Shares indicated on Schedule A hereto opposite such Requisite Shareholder’s name, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Company Charter or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Company Shares indicated on Schedule A hereto opposite such Requisite Shareholder’s name. Such Requisite Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Requisite Shareholder set forth in this Agreement, in each case, over all Subject Shares. As of the date hereof, such Requisite Shareholder does not own any other voting securities of the Company or have the power to vote (including by proxy or power of attorney) any other voting securities of the Company or Plus Holdings other than the Company Shares or Plus Holdings Shares set forth on Schedule A opposite such Requisite Shareholder’s name. As of the date hereof, such Requisite Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the Company or Plus Holdings or (ii) the power to vote any other voting securities of the Company or Plus Holdings, in each case except as set forth on Schedule A opposite such Requisite Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Requisite Shareholder pursuant to arrangements made by such Requisite Shareholder.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Requisite Shareholder does not, and the performance by such Requisite Shareholder of the obligations under this Agreement and the compliance by such Requisite Shareholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Requisite Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Requisite Shareholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Shares or Plus Holdings Shares owned by such Requisite Shareholder pursuant to any contract or agreement to which such Requisite Shareholder is a party or by which such Requisite Shareholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Requisite Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to such Requisite Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Requisite Shareholder of the transactions contemplated hereby. If such Requisite Shareholder is a natural person, no consent of such Requisite Shareholder’s spouse is necessary under any “community property” or other Laws in order for such Requisite Shareholder to enter into and perform its obligations under this Agreement.

5.4 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Requisite Shareholder, threatened, against such Requisite Shareholder that would reasonably be expected to impair the ability of such Requisite Shareholder to perform such Requisite Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.5 Absence of Other Voting Agreement. Except for this Agreement and the Shareholders Agreement, dated as of November 11, 2020, by and among PlusAI Corp, Guotai Junan Finance (Hong Kong) Limited, HS Investments III Limited, Euclidean Investment LLC, Sigma Point Investment LLC, Full Truck Alliance Co. Ltd. (“FTA”), and certain other parties thereto, such Requisite Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of the Company or Plus Holdings owned by such Requisite Shareholder or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of the Company or Plus Holdings owned by such Requisite Shareholder (other than as contemplated by this Agreement).

5.6 Reliance by HCIC. Such Requisite Shareholder understands and acknowledges that HCIC is entering into the Merger Agreement in reliance upon such Requisite Shareholder’s execution and delivery of this Agreement.

5.7 Requisite Shareholder Has Adequate Information. Such Requisite Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of HCIC, Plus Holdings and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon HCIC, Plus Holdings or the Company, and based on such information as such Requisite Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Requisite Shareholder acknowledges that none of HCIC, Plus Holdings or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. Such Requisite Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Requisite Shareholder are irrevocable.

6. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Expiration Time and (b) as to each Requisite Shareholder, the mutual written agreement of HCIC, Plus Holdings, the Company and such Requisite Shareholder and (c) solely with respect to FTA, the delivery of a written notice by FTA to the Company, Prime Top and HCIC at any time after an amendment of or modification or supplement the Merger Agreement or any of the agreed forms for the documents in the exhibits thereto without FTA’s prior written consent, in each case, that would result in (x) any decrease in the amount or value of, or change in the form of, the consideration payable to FTA in connection with the transactions contemplated by the Merger Agreement, or (y) any decrease in FTA’s voting power as a percentage of the aggregate voting power of the equity securities in PubCo on a fully diluted basis as of immediately after the Closing, or any decrease in the ratio of the number of directors (or their aggregate voting power as directors) nominated by FTA relative to the total number of directors of PubCo (or their aggregate voting power as directors) as of immediately after the Closing, in each case, as compared to the Merger Agreement and/or the agreed forms for such other documents as of the date hereof (the date of such termination pursuant to (b) and (c) hereof, the “Termination Date”) (it being agreed that the termination of this Agreement with respect to FTA pursuant to the foregoing clause (c) shall be without prejudice to any rights or remedies FTA may have with respect to or arising out of such amendment, modification or supplement under applicable laws or the charter documents of the Company).

7. Exclusivity. Until the Expiration Time, each Requisite Shareholder agrees to comply with the obligations applicable to Representatives of the Company (if applicable) pursuant to Section 8.07 of the Merger Agreement as if they were parties thereto.

8. Miscellaneous.

8.1 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

8.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company, Plus Holdings and HCIC shall be allocated as set forth in Section 3.04 of the Merger Agreement.

8.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in HCIC, PubCo or the Merger Subs any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

8.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Effective Time, (a) HCIC may (i) extend the time for the performance of any obligation or other act of any Requisite Shareholder, (ii) waive any inaccuracy in the representations and warranties of each Requisite Shareholder contained herein or in any document delivered by any Requisite Shareholder pursuant hereto and (iii) waive compliance with any agreement of each Requisite Shareholder or any condition to their obligations contained herein, and (b) the Requisite Shareholders may (i) extend the time for the performance of any obligation or other act of HCIC, (ii) waive any inaccuracy in the representations and warranties of HCIC contained herein or in any document delivered by HCIC pursuant hereto and (iii) waive compliance with any agreement of HCIC or any condition to their obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by HCIC.

8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.5):

if to HCIC:

Hennessy Capital Investment Corp. V

3415 North Pines Way, Suite 204

Wilson, WY 83104

Attention: Daniel J. Hennessy, Gregory Ethridge and Nicholas Petruska

Email: dhennessy@hennessycapllc.com, gethridge@hennessycapllc.com and npetruska@hennessycapllc.com with copies (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Jeffrey N. Smith and Dirk W. Andringa

Email: jnsmith@sidley.com and dandringa@sidley.com

if to the Company or Plus Holdings:

PlusAI Corp

16/F Lingyu Commercial Plaza, No. 66 Qinglonggang Road, Gaotiexincheng, Xiangcheng

District, Suzhou

Attention: Oswald Gao

Email: oswald@plus.ai

with copies (which shall not constitute notice) to:

Linklaters LLP

11th Floor, Alexandra House

Chater Road

Hong Kong SAR

Attention: Xiaoxi Lin

Email: xiaoxi.lin@linklaters.com

and a copy to:

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Attention: Jeffrey Cohen and Peter Cohen-Millstein

Email: jeffrey.cohen@linklaters.com and peter.cohen-millstein@linklaters.com if to any Requisite Shareholder, to the address for notice set forth on Schedule A hereto,

with a copies (which shall not constitute notice) to:

Linklaters LLP

11th Floor, Alexandra House

Chater Road

Hong Kong SAR

Attention: Xiaoxi Lin

Email: xiaoxi.lin@linklaters.com

and a copy to:

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Attention: Jeffrey Cohen and Peter Cohen-Millstein

Email: jeffrey.cohen@linklaters.com and peter.cohen-millstein@linklaters.com

8.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

8.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each Transaction Document to which the Parties hereto are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

8.9 Certificates. Promptly following the date of this Agreement, each of the Company and Plus Holdings shall advise their respective transfer agent in writing that each Requisite Shareholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Company or Plus Holdings, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby any claim (a)  that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal or state court of competent jurisdiction located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

8.14 Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.14.

8.15 Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

8.16 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of any Requisite Shareholder or by any Requisite Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of the Company, Plus Holdings or any of its Subsidiaries. Each Requisite Shareholder is executing this Agreement solely in such capacity as a record or beneficial holder of Company Shares and/or Plus Holdings Shares.

8.17 Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, (i) FTA shall not be responsible for the actions of the Company, Plus Holdings, the Company Board or Plus Holdings Board or any respective committee thereof, any subsidiary of the Company or Plus Holdings, or any officers, directors, employees and professional advisors of any of the foregoing, but in each case excluding any such persons nominated or appointed by FTA (the “Company Related Parties”), including with respect to any of the matters contemplated by Section 7 hereof, but excepting, in each case, any liability to the extent arising as a result of FTA’s status as an owner of securities of the Company or Plus Holdings; (ii) FTA makes no representations or warranties with respect to the actions of any of the Company Related Parties; and (iii) any breach by the Company of its obligations under Section 8.07 of the Merger Agreement shall not be considered a breach of Section 7 hereof by FTA, provided that, notwithstanding the foregoing, FTA shall remain responsible for any breach of Section 7 hereof or any other portion of this Agreement by it; any directors of the Company, Plus Holdings or their respective affiliates nominated or appointed by it; and/or its officers, directors, employees, professional advisors or other representatives.

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In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

HCIC:

HENNESSY CAPITAL INVESTMENT CORP. V

By:
Name:
Title:

COMPANY:

PLUSAI CORP

By:
Name:
Title:

PLUS HOLDINGS:

PLUS HOLDINGS LTD.

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

REQUISITE SHAREHOLDERS:

Euclidean Investment LLC

By:
Name:
Title:

Sigma Point Investment LLC

By:
Name:
Title:

David Wanqian Liu

Hao Zheng

Zedra Trust Company (Cayman) Limited

By:
Name:
Title:	Trustee of the PlusAI Elite Employee Benefit Trust

[Signature page to Shareholder Support Agreement]

Full Truck Alliance Co. Ltd.

By:
Name:
Title:

hS Investments III Limited

By:
Name:
Title:

Guotai Junan Finance (Hong Kong) Limited

By:
Name:
Title:

[Signature page to Shareholder Support Agreement]

GSR Venture V (Singapore) PTE. LTD.

By:
Name:
Title:

GSR Opportunities IV, L.P.

By:
Name:
Title:

By:
Name:
Title:

GSR Principals Fund IV, L.P.

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Shareholder Support Agreement]

Schedule A

	Subject Shares
		Company Preferred Shares
Requisite Shareholder	Company Ordinary Shares	Series A-1 Preferred Shares	Series A-2 Preferred Shares	Series A-3 Preferred Shares	Series A-4 Preferred Shares	Series B Preferred Shares	Series C Preferred Shares	Total Votes Controlled at Closing
Euclidean Investment LLC	139,336,050					17,591,261		156,927,311
Sigma Point Investment LLC	139,336,050	8,723,475				17,591,261		165,650,786
David Wanqian Liu	25,000,000							25,000,000
Hao Zheng	25,000,000							25,000,000
Zedra Trust Company (Cayman) Limited, as trustee of PlusAI Elite Employee Benefit Trust	156,593,189							156,593,189
Full Truck Alliance Co. Ltd.				392,555,925	18,087,271	135,056,917		1,723,367,888
GSR Venture V (Singapore) PTE. LTD.		70,273,650	10,949,275					81,222,925
GSR Opportunities IV, L.P.			15,278,250		8,799,458			24,077,708
GSR Principals Fund IV, L.P.			423,950		244,178			668,128
HS Investments III Limited						38,587,691	27,238,061	65,824,752
Guotai Junan Finance (Hong Kong) Limited						38,587,691		38,587,691
						TOTAL	=	2,327,863,461